Provident Financial Services, Inc. Announces Increased Quarterly Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, July 26, 2013 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $19.2 million, or $0.34 per basic and diluted share for the three months ended June 30, 2013, compared to net income of $16.0 million, or $0.28 per basic and diluted share for the three months ended June 30, 2012.

For the six months ended June 30, 2013, the Company reported net income of $37.1 million, or $0.65 per basic and diluted share, compared to net income of $34.4 million, or $0.60 per basic and diluted share for the same period last year.

Earnings for the three and six months ended June 30, 2013 were aided by a continued improvement in asset quality and a related reduction in the provision for loan losses compared with the same periods last year.  Year-over-year growth in both average loans outstanding and average non-interest bearing demand deposits has mitigated compression in the net interest margin and the related adverse impact on net interest income.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Consistent earnings performance has become a standard for Provident, and this quarter was no exception.  Our growth in average loans and non-interest bearing deposits helped to partially offset the nominal net interest margin compression we experienced during the quarter.”  Martin continued:  “Improvement in asset quality accelerated further this quarter as problem loan formation subsided and previously troubled assets were resolved.  With our return on average assets at 1.07% and the loan pipeline at its highest level in over five years, our team’s commitment to improved performance is evident in our results.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.14 per common share payable on August 30, 2013, to stockholders of record as of the close of business on August 15, 2013.

Balance Sheet Summary

Total assets decreased $9.6 million to $7.27 billion at June 30, 2013, from $7.28 billion at December 31, 2012, primarily due to decreases in total investments and cash and cash equivalents, partially offset by an increase in total loans.

Total investments decreased $87.3 million, or 5.3%, to $1.57 billion at June 30, 2013, from $1.66 billion at December 31, 2012, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds, and the sale of certain mortgage-backed securities which had a heightened risk of prepayment, partially offset by purchases of mortgage-backed and municipal securities.

Cash and cash equivalents decreased $23.3 million to $80.5 million at June 30, 2013, from $103.8 million at December 31, 2012.  The decline in cash was attributable to a decrease in total deposits and an increase in total loans, partially offset by an increase in borrowings and a decrease in total investments.

The Company’s loan portfolio increased $93.6 million, or 1.9%, to $5.00 billion at June 30, 2013, from $4.90 billion at December 31, 2012.  Loan growth was tempered by the repayment of $17.3 million on two shared national credits during the six months ended June 30, 2013.  Loan originations totaled $813.7 million and loan purchases totaled $4.6 million for the six months ended June 30, 2013.  The loan portfolio had net increases of $75.9 million in multi-family mortgage loans, $42.2 million in construction loans, $36.7 million in commercial mortgage loans, and $10.4 million in commercial loans, which were partially offset by net decreases of $58.6 million and $11.0 million in residential mortgage and consumer loans, respectively.  Commercial real estate, commercial and construction loans represented 64.5% of the loan portfolio at June 30, 2013, compared to 62.4% at December 31, 2012.

At June 30, 2013, the Company’s unfunded loan commitments totaled $1.00 billion, including $402.2 million in commercial loan commitments, $247.1 million in construction loan commitments and $65.5 million in commercial mortgage commitments.  Unfunded loan commitments at March 31, 2013 were $940.1 million.

Total deposits decreased $179.4 million, or 3.3%, during the six months ended June 30, 2013 to $5.25 billion.  Core deposits, which consist of savings and demand deposit accounts, decreased $104.9 million, or 2.3%, to $4.37 billion at June 30, 2013.  The majority of the core deposit decrease was in demand and money market deposits, largely related to the cyclical outflow of municipal deposits.  It also included certain expected outflows resulting from client tax planning considerations earlier in the year.  Time deposits decreased $74.5 million, or 7.8%, to $883.0 million at June 30, 2013, with the majority of the decrease occurring in the 9-, 12- and 60-month maturity categories.  Core deposits represented 83.2% of total deposits at June 30, 2013, compared to 82.4% at December 31, 2012.

Borrowed funds increased $165.9 million, or 20.6% during the six months ended June 30, 2013, to $969.1 million, as longer-term wholesale funding was added to mitigate interest rate risk, and shorter-term wholesale funding was used to manage the cyclical outflow of municipal deposits.  Borrowed funds represented 13.3% of total assets at June 30, 2013, an increase from 11.0% at December 31, 2012.

Stockholders’ equity increased $5.3 million, or 0.5% during the six months ended June 30, 2013, to $986.6 million, due to net income earned for the period, partially offset by dividends paid to stockholders, common stock repurchases and a decline in unrealized gains on securities available for sale.  Common stock repurchases for the six months ended June 30, 2013 totaled 397,483 shares at an average cost of $14.80 per share.  At June 30, 2013, 3.7 million shares remained eligible for repurchase under the current authorization.  At June 30, 2013, book value per share and tangible book value per share were $16.48 and $10.52, respectively, compared with $16.37 and $10.40, respectively, at December 31, 2012.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended June 30, 2013, net interest income decreased $1.2 million, to $53.4 million, from $54.6 million for the same period in 2012.  Net interest income for the six months ended June 30, 2013, decreased $2.1 million, to $107.3 million, from $109.4 million for the same period in 2012.  For both periods, the decline in net interest income resulted from compression in the net interest margin, which was  mitigated by an increase in average interest earning assets, primarily average loans outstanding, partially funded with growth in non-interest bearing demand deposits.

The Company’s net interest margin decreased 4 basis points to 3.29% for the quarter ended June 30, 2013, from 3.33% for the trailing quarter ended March 31, 2013.  The decrease in the net interest margin versus the trailing quarter was primarily attributable to reductions in the weighted average yield on interest-earning assets, which declined 8 basis points to 3.84% for the quarter ended June 30, 2013, compared with 3.92% for the quarter ended March 31, 2013.  The weighted average cost of interest-bearing liabilities was 0.67% for the quarter ended June 30, 2013, compared with 0.71% for the trailing quarter, a decrease of 4 basis points.  The average cost of interest bearing deposits for the quarter ended June 30, 2013 was 0.41%, compared with 0.44% for the trailing quarter.  The average cost of borrowed funds for the quarter ended June 30, 2013 was 2.03%, compared with 2.24% for the quarter ended March 31, 2013.

The net interest margin for the quarter ended June 30, 2013 decreased 10 basis points to 3.29%, compared with 3.39% for the quarter ended June 30, 2012.  The decrease in the net interest margin for the quarter ended June 30, 2013, compared with the same period last year, was primarily attributable to reductions in the weighted average yield on interest-earning assets, which declined 27 basis points to 3.84% for the quarter ended June 30, 2013, compared with 4.11% for the quarter ended June 30, 2012.  The weighted average cost of interest bearing liabilities declined 18 basis points to 0.67% for the quarter ended June 30, 2013, compared with 0.85% for the second quarter of 2012.  The average cost of interest bearing deposits for the quarter ended June 30, 2013 was 0.41%, compared with 0.58% for the same period last year.  Average non-interest bearing demand deposits totaled $807.2 million for the quarter ended June 30, 2013, compared with $689.3 million for the quarter ended June 30, 2012.  The average cost of borrowed funds for the quarter ended June 30, 2013 was 2.03%, compared with 2.20% for the same period last year.

For the six months ended June 30, 2013, the net interest margin decreased 9 basis points to 3.32%, compared with 3.41% for the six months ended June 30, 2012.  The weighted average yield on interest earning assets declined 26 basis points to 3.89% for the six months ended June 30, 2013, compared with 4.15% for the six months ended June 30, 2012, while the weighted average cost of interest bearing liabilities declined 18 basis points to 0.69% for the six months ended June 30, 2013, compared with 0.87% for the same period in 2012.  The average cost of interest bearing deposits for the six months ended June 30, 2013 was 0.43%, compared with 0.60% for the same period last year.  Average non-interest bearing demand deposits totaled $813.3 million for the six months ended June 30, 2013, compared with $679.7 million for the six months ended June 30, 2012.  The average cost of borrowings for the six months ended June 30, 2013 was 2.13%, compared with 2.22% for the same period last year.

Non-Interest Income

Non-interest income totaled $12.6 million for the quarter ended June 30, 2013, an increase of $3.3 million, or 35.3%, compared to the same period in 2012.  Income related to Bank-owned life insurance (“BOLI”) increased $1.7 million for the three months ended June 30, 2013, compared to the same period in 2012, primarily due to the recognition of a $1.5 million policy claim.  For the quarter ended June 30, 2013, fee income increased $907,000 to $8.3 million, from $7.4 million for the three months ended June 30, 2012, largely due to an increase in commercial loan prepayment fee income.  Additionally, net gains on securities transactions increased $422,000 for the three months ended June 30, 2013, compared to the same period in 2012, as the Company sold certain mortgage-backed securities which had a heightened risk of accelerated prepayment.  The proceeds from these sales were reinvested in similar securities with more stable projected cash flows.  Furthermore, other income increased $281,000 for the three months ended June 30, 2013, compared to the same period in 2012, principally due to a recovery of medical plan administrative costs and a reduction in net losses on the sale of foreclosed real estate, partially offset by a decrease in gains on loan sales.

For the six months ended June 30, 2013, non-interest income totaled $22.6 million, an increase of $511,000, or 2.3%, compared to the same period in 2012.  BOLI income increased $1.5 million for the six months ended June 30, 2013, compared to the same period in the prior year, principally due to the recognition of a policy claim.  Also contributing to the increase in non-interest income, fee income increased $792,000, to $16.3 million for the six months ended June 30, 2013, compared with the same period in 2012, largely due to an increase in prepayment fees on commercial loans.  Net gains on securities transactions for the six months ended June 30, 2013, declined $1.3 million, compared to the same period in 2012.  In addition, other income decreased $563,000 for the six months ended June 30, 2013, compared with the same period in 2012, primarily due to a decrease in gains on loan sales.

Non-Interest Expense

For the three months ended June 30, 2013, non-interest expense increased $57,000, to $37.8 million, compared to the three months ended June 30, 2012.  Data processing expense increased $185,000 for the three months ended June 30, 2013, compared with the same period in 2012, because of increased software maintenance expense, partially offset by lower core processing fees.  In addition, advertising expenses increased $149,000, or 13.2%, to $1.3 million and other operating expenses increased $94,000, or 1.4%, to $7.0 million for the quarter ended June 30, 2013, from $6.9 million for the same period in 2012.  Partially offsetting these increases in non-interest expense, the amortization of intangibles decreased $202,000 for the three months ended June 30, 2013, compared with the same period in 2012, as a result of scheduled reductions in core deposit intangible amortization.  Net occupancy expense decreased $118,000 for the three months ended June 30, 2013, compared with the same period in 2012, primarily due to lower equipment maintenance expense.  In addition, compensation and benefits expense decreased $45,000 for the quarter ended June 30, 2013, compared to the quarter ended June 30, 2012, due to reduced employee medical and retirement benefit costs, partially offset by an increased incentive compensation accrual.

The Company’s annualized non-interest expense as a percentage of average assets was 2.10% for the quarter ended June 30, 2013, compared with 2.13% for the same period in 2012.  The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 57.25% for the quarter ended June 30, 2013, compared with 59.07% for the same period in 2012.

Non-interest expense for the six months ended June 30, 2013 was $74.8 million, an increase of $212,000 from the six months ended June 30, 2012.  Compensation and benefits expense increased $518,000 to $41.0 million for the six months ended June 30, 2013, compared to the six months ended June 30, 2012, due to higher salary expense associated with annual merit increases, an increased incentive compensation accrual, increased severance expense and increased payroll taxes, partially offset by reduced employee medical and retirement benefit costs.  Data processing expense increased $219,000 for the six months ended June 30, 2013, compared to the same period in 2012, because of increased software maintenance expense, partially offset by lower core processing fees.  Advertising expense increased $210,000 to $2.0 million, compared to the same period last year.  In addition, net occupancy expense increased $62,000 to $10.3 million, compared to the same period last year, due to higher snow removal costs and increased depreciation expense related to branch renovations, partially offset by reduced equipment maintenance expense and lower rent expense, a portion of which was due to branch consolidations in 2012.  Partially offsetting these increases in non-interest expense, amortization of intangibles decreased $430,000 for the six months ended June 30, 2013, compared to the same period last year, primarily a result of scheduled reductions in core deposit intangible amortization.  Other operating expense decreased $221,000 for the six months ended June 30, 2013, compared to the same period in 2012, due largely to lower loan collection and loan administration expenses, a reduction in debit card maintenance expenses, combined with two non-recurring charges of $213,000 and $162,000 incurred in the prior year period related to the termination of a software contract in connection with the Beacon Trust Company integration and the consolidation of underperforming branches, respectively.  Additionally, FDIC insurance expense decreased $146,000 to $1.2 million for the six months ended June 30, 2013, compared with the same period in 2012, primarily due to a lower assessment rate.

Asset Quality

The Company’s total non-performing loans at June 30, 2013 were $88.8 million, or 1.78% of total loans, compared with $99.1 million, or 2.02% of total loans at March 31, 2013, and $115.2 million, or 2.43% of total loans at June 30, 2012.  The $10.2 million decrease in non-performing loans at June 30, 2013, compared with the trailing quarter, was due to a $7.0 million decrease in non-performing residential loans, a $1.4 million decrease in non-performing commercial mortgage loans, a $1.3 million decrease in non-performing consumer loans and a $474,000 decrease in non-performing commercial loans.  At June 30, 2013, impaired loans totaled $115.8 million with related specific reserves of $6.8 million, compared with impaired loans totaling $112.0 million with related specific reserves of $6.6 million at March 31, 2013.  At June 30, 2012, impaired loans totaled $115.5 million with related specific reserves of $8.6 million.

At June 30, 2013, the Company’s allowance for loan losses was 1.34% of total loans, a decrease from 1.43% at March 31, 2013, and a decrease from 1.53% of total loans at June 30, 2012.  The Company recorded provisions for loan losses of $1.0 million and $2.5 million for the three and six months ended June 30, 2013, respectively, compared with provisions of $3.5 million and $8.5 million for the three and six months ended June 30, 2012, respectively.  For the three and six months ended June 30, 2013, the Company had net charge-offs of $4.0 million and $5.8 million, respectively, compared with net charge-offs of $5.1 million and $10.5 million, respectively, for the same periods in 2012.  The allowance for loan losses decreased $3.3 million to $67.0 million at June 30, 2013, from $70.3 million at December 31, 2012 as the weighted average risk rating of the loan portfolio improved, early stage delinquencies declined, certain non-performing asset resolutions were completed and the reduced pace of new non-performing asset formation resulted in net outflows.

At June 30, 2013, the Company held $13.7 million of foreclosed assets, compared with $12.5 million at December 31, 2012.  Foreclosed assets at June 30, 2013 consisted of $4.7 million of residential real estate, $8.0 million of commercial real estate and $368,000 of marine vessels.

Income Tax Expense

For the three and six months ended June 30, 2013, the Company’s income tax expense was $8.0 million and $15.6 million, respectively, compared with $6.7 million and $14.0 million, for the three and six months ended June 30, 2012, respectively.  The increase in income tax expense was primarily a function of growth in pre-tax income from taxable sources. The Company’s effective tax rate was 29.4% and 29.6% for the three and six months ended June 30, 2013, respectively, compared with 29.4% and 28.9% for the three and six months ended June 30, 2012, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products, through its network of full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, July 26, 2013 regarding highlights of the Company’s second quarter 2013 financial results.  The call may be accessed by dialing 1-888-317-6016 (Domestic), 1-412-317-6016 (International) or 1-855-669-9657 (Canada).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2013 (Unaudited) and December 31, 2012
(Dollars in Thousands)

Assets	June 30, 2013	December 31, 2012

Cash and due from banks	$79,035	$101,850
Short-term investments	1,470	1,973
Total cash and cash equivalents	80,505	103,823

Securities available for sale, at fair value	1,174,778	1,264,002
Investment securities held to maturity (fair value of $353,494 at
June 30, 2013 (unaudited) and $374,916 at December 31, 2012)	351,836	359,464
Federal Home Loan Bank Stock	47,052	37,543

Loans	4,998,347	4,904,699
Less allowance for loan losses	67,005	70,348
Net loans	4,931,342	4,834,351
Foreclosed assets, net	13,740	12,473
Banking premises and equipment, net	67,732	66,120
Accrued interest receivable	22,999	24,002
Intangible assets	357,015	357,907
Bank-owned life insurance	148,069	147,286
Other assets	79,011	76,724
Total assets	$7,274,079	$7,283,695

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,420,610	$3,556,011
Savings deposits	945,328	914,787
Certificates of deposit of $100,000 or more	295,971	324,901
Other time deposits	587,003	632,572
Total deposits	5,248,912	5,428,271

Mortgage escrow deposits	23,077	21,238
Borrowed funds	969,123	803,264
Other liabilities	46,373	49,676
Total liabilities	6,287,485	6,302,449

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 59,863,653 outstanding at June 30, 2013, and 59,937,955
outstanding at December 31, 2012	832	832
Additional paid-in capital	1,024,181	1,021,507
Retained earnings	410,078	389,549
Accumulated other comprehensive (loss) income	(6,557)	7,716
Treasury stock	(391,268)	(386,270)
Unallocated common stock held by the Employee Stock Ownership Plan	(50,672)	(52,088)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,251)	(7,298)
Deferred Compensation - Directors' Deferred Fee Plan	7,251	7,298
Total stockholders' equity	986,594	981,246
Total liabilities and stockholders' equity	$7,274,079	$7,283,695

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2013 and 2012 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Interest income:
Real estate secured loans	$37,585	$38,672	$75,920	$77,631
Commercial loans	10,055	10,205	20,026	20,575
Consumer loans	5,875	6,335	11,832	12,624
Securities available for sale and Federal Home Loan Bank stock	6,120	7,812	12,312	16,144
Investment securities held to maturity	2,767	2,991	5,606	5,909
Deposits, Federal funds sold and other short-term investments	11	4	21	16
Total interest income	62,413	66,019	125,717	132,899

Interest expense:
Deposits	4,607	6,503	9,563	13,505
Borrowed funds	4,395	4,938	8,848	9,979
Total interest expense	9,002	11,441	18,411	23,484
Net interest income	53,411	54,578	107,306	109,415
Provision for loan losses	1,000	3,500	2,500	8,500
Net interest income after provision for loan losses	52,411	51,078	104,806	100,915

Non-interest income:
Fees	8,318	7,411	16,278	15,486
Bank-owned life insurance	2,944	1,260	4,154	2,622
Net gain on securities transactions	423	1	934	2,184
Other income	952	671	1,216	1,779
Total non-interest income	12,637	9,343	22,582	22,071

Non-interest expense:
Compensation and employee benefits	20,154	20,199	40,997	40,479
Net occupancy expense	5,044	5,162	10,250	10,188
Data processing expense	2,647	2,462	5,269	5,050
FDIC Insurance	1,224	1,230	2,474	2,620
Amortization of intangibles	516	718	1,027	1,457
Advertising and promotion expense	1,277	1,128	2,023	1,813
Other operating expenses	6,951	6,857	12,719	12,940
Total non-interest expenses	37,813	37,756	74,759	74,547
Income before income tax expense	27,235	22,665	52,629	48,439
Income tax expense	8,007	6,662	15,573	14,008
Net income	$19,228	$16,003	$37,056	$34,431

Basic earnings per share	$0.34	$0.28	$0.65	$0.60
Average basic shares outstanding	57,206,242	57,152,952	57,186,828	57,102,389

Diluted earnings per share	$0.34	$0.28	$0.65	$0.60
Average diluted shares outstanding	57,283,646	57,187,413	57,240,932	57,135,022

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
STATEMENTS OF INCOME:
Net interest income	$53,411	$54,578	$107,306	$109,415
Provision for loan losses	1,000	3,500	2,500	8,500
Non-interest income	12,637	9,343	22,582	22,071
Non-interest expense	37,813	37,756	74,759	74,547
Income before income tax expense	27,235	22,665	52,629	48,439
Net income	19,228	16,003	37,056	34,431
Diluted earnings per share	$0.34	$0.28	$0.65	$0.60
Interest rate spread	3.17%	3.26%	3.20%	3.28%
Net interest margin	3.29%	3.39%	3.32%	3.41%

PROFITABILITY:
Annualized return on average assets	1.07%	0.90%	1.04%	0.97%
Annualized return on average equity	7.75%	6.61%	7.53%	7.16%
Annualized return on average tangible equity	12.08%	10.48%	11.78%	11.40%
Annualized non-interest expense to average assets	2.10%	2.13%	2.09%	2.11%
Efficiency ratio (1)	57.25%	59.07%	57.56%	56.70%

ASSET QUALITY:
Non-accrual loans			$88,835	$115,216
90+ and still accruing			—	—
Non-performing loans			88,835	115,216
Foreclosed assets			13,740	13,925
Non-performing assets			102,575	129,141
Non-performing loans to total loans			1.78%	2.43%
Non-performing assets to total assets			1.41%	1.81%
Allowance for loan losses			$67,005	$72,352
Allowance for loan losses to total non-performing loans			75.43%	62.80%
Allowance for loan losses to total loans			1.34%	1.53%

AVERAGE BALANCE SHEET DATA:
Assets	$7,216,401	$7,132,142	$7,218,296	$7,116,998
Loans, net	4,858,148	4,617,622	4,844,051	4,601,067
Earning assets	6,474,853	6,404,882	6,477,364	6,381,872
Core deposits	4,394,745	4,138,914	4,414,452	4,103,550
Borrowings	870,421	903,084	837,851	901,935
Interest-bearing liabilities	5,354,783	5,410,410	5,352,799	5,409,697
Stockholders' equity	995,729	973,562	991,878	967,349
Average yield on interest-earning assets	3.84%	4.11%	3.89%	4.15%
Average cost of interest-bearing liabilities	0.67%	0.85%	0.69%	0.87%

LOAN DATA:
Mortgage loans:
Residential			$1,206,368	$1,307,578
Commercial			1,386,606	1,277,342
Multi-family			799,840	598,476
Construction			162,332	119,678
Total mortgage loans			3,555,146	3,303,074
Commercial loans			876,782	854,257
Consumer loans			568,139	576,291
Total gross loans			5,000,067	4,733,622
Premium on purchased loans			4,269	5,571
Unearned discounts			(66)	(77)
Net deferred			(5,923)	(3,986)
Total loans			$4,998,347	$4,735,130

Notes:

(1) Efficiency Ratio Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net interest income	$53,411	$54,578	$107,306	$109,415
Non-interest income	12,637	9,343	22,582	22,071
Total income:	$66,048	$63,921	$129,888	$131,486

Non-interest expense:	$37,813	$37,756	$74,759	$74,547

Expense/income:	57.25%	59.07%	57.56%	56.70%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2013				March 31, 2013
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$14,314		$11	0.25%	$16,639		$10	0.25%
Federal funds sold and
other short-term investments	1,392		—	0.08%	1,424		—	0.01%
Investment securities (1)	351,690		2,767	3.15%	350,326		2,839	3.24%
Securities available for sale	1,206,625		5,745	1.90%	1,243,647		5,764	1.85%
Federal Home Loan Bank stock	42,684		375	3.53%	38,070		428	4.56%
Net loans: (2)
Total mortgage loans	3,447,241		37,585	4.34%	3,418,532		38,335	4.49%
Total commercial loans	840,827		10,055	4.76%	839,389		9,971	4.78%
Total consumer loans	570,080		5,875	4.13%	571,875		5,957	4.22%
Total net loans	4,858,148		53,515	4.39%	4,829,796		54,263	4.51%
Total Interest-Earning Assets	$6,474,853		$62,413	3.84%	$6,479,902		$63,304	3.92%

Non-Interest Earning Assets:
Cash and due from banks	67,732				75,239
Other assets	673,816				665,070
Total Assets	$7,216,401				$7,220,211

Interest-Bearing Liabilities:
Demand deposits	$2,649,414		$1,866	0.28%	$2,696,385		$1,954	0.29%
Savings deposits	938,110		218	0.09%	918,535		267	0.12%
Time deposits	896,838		2,523	1.13%	930,953		2,735	1.19%
Total Deposits	4,484,362		4,607	0.41%	4,545,873		4,956	0.44%

Borrowed funds	870,421		4,395	2.03%	804,919		4,453	2.24%
Total Interest-Bearing Liabilities	5,354,783		9,002	0.67%	5,350,792		9,409	0.71%

Non-Interest Bearing Liabilities	865,889				881,435
Total Liabilities	6,220,672				6,232,227
Stockholders' equity	995,729				987,984
Total Liabilities and Stockholders' Equity	$7,216,401				$7,220,211

Net interest income			$53,411				$53,895

Net interest rate spread				3.17%				3.21%
Net interest-earning assets	$1,120,070				$1,129,110

Net interest margin (3)				3.29%				3.33%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.21	x			1.21	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.20%	2.19%	2.13%	2.17%	2.42%
Net loans	4.39%	4.51%	4.58%	4.68%	4.76%
Total interest-earning assets	3.84%	3.92%	3.92%	3.99%	4.11%

Interest-Bearing Liabilities:
Total deposits	0.41%	0.44%	0.50%	0.54%	0.58%
Total borrowings	2.03%	2.24%	2.29%	2.32%	2.20%
Total interest-bearing liabilities	0.67%	0.71%	0.77%	0.82%	0.85%

Interest rate spread	3.17%	3.21%	3.15%	3.17%	3.26%
Net interest margin	3.29%	3.33%	3.29%	3.31%	3.39%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.21x	1.21x	1.20x	1.18x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2013				June 30, 2012
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$15,470		$21	0.28%	$12,445		$15	0.25%
Federal funds sold and
other short-term investments	1,408		—	0.04%	1,277		1	0.10%
Investment securities (1)	351,012		5,606	3.19%	350,476		5,909	3.37%
Securities available for sale	1,225,034		11,508	1.88%	1,376,473		15,227	2.21%
Federal Home Loan Bank stock	40,389		804	4.01%	40,134		917	4.59%
Net loans: (2)
Total mortgage loans	3,432,966		75,920	4.41%	3,226,028		77,631	4.79%
Total commercial loans	840,112		20,026	4.77%	807,687		20,575	5.08%
Total consumer loans	570,973		11,832	4.18%	567,352		12,624	4.47%
Total net loans	4,844,051		107,778	4.45%	4,601,067		110,830	4.80%
Total Interest-Earning Assets	$6,477,364		$125,717	3.89%	$6,381,872		$132,899	4.15%

Non-Interest Earning Assets:
Cash and due from banks	71,465				73,018
Other assets	669,467				662,108
Total Assets	$7,218,296				$7,116,998

Interest-Bearing Liabilities:
Demand deposits	$2,672,770		$3,819	0.29%	$2,524,175		$5,456	0.43%
Savings deposits	928,377		485	0.11%	899,661		746	0.17%
Time deposits	913,801		5,259	1.16%	1,083,926		7,303	1.35%
Total Deposits	4,514,948		9,563	0.43%	4,507,762		13,505	0.60%
Borrowed funds	837,851		8,848	2.13%	901,935		9,979	2.22%
Total Interest-Bearing Liabilities	5,352,799		18,411	0.69%	5,409,697		$23,484	0.87%

Non-Interest Bearing Liabilities	873,619				739,952
Total Liabilities	6,226,418				6,149,649
Stockholders' equity	991,878				967,349
Total Liabilities and Stockholders' Equity	$7,218,296				$7,116,998

Net interest income			$107,306				$109,415

Net interest rate spread				3.20%				3.28%
Net interest-earning assets	$1,124,565				$972,175

Net interest margin (3)				3.32%				3.41%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.21	x			1.18	x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/13	6/30/12	6/30/11
Interest-Earning Assets:
Securities	2.20%	2.48%	2.96%
Net loans	4.45%	4.80%	5.20%
Total interest-earning assets	3.89%	4.15%	4.57%

Interest-Bearing Liabilities:
Total deposits	0.43%	0.60%	0.90%
Total borrowings	2.13%	2.22%	2.67%
Total interest-bearing liabilities	0.69%	0.87%	1.21%

Interest rate spread	3.20%	3.28%	3.36%
Net interest margin	3.32%	3.41%	3.52%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.18x	1.16x